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EXHIBIT 10.4

                               PARK MERIDIAN BANK
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


         1.       Purpose.

         The general purpose of this Stock Option Plan for Directors (this "Plan") is to provide a one-time grant of options to the directors of Park Meridian Bank (the "Bank") who are not employees of the Bank.

         2.       Effective Date.

         The effective date (the "Effective Date") of this plan shall be the later to occur of the following: (i) the adoption of this Plan by the Board of Directors of the Bank; (ii) the approval of this Plan by the affirmative vote of two-thirds (2/3) of the outstanding shares of voting stock of the Bank; and
(iii) the approval of this Plan by the Commissioner of Banks of the State of North Carolina (the "Commissioner").

         3.       Grant of Options.

         On the Effective Date, the Bank shall issue to each person who is then a director of the Bank an option to purchase up to 10,000 shares of common stock having the terms set forth in this Plan; provided, however, that the Bank shall issue to the Chairman of the Board of Directors an option to purchase up to 15,000 shares of common stock. Subsequent to the Effective Date, the Board of Directors may award options under the terms of this Plan to any other person upon such person's election to the Board of Directors.

         4.       Term of Options.

         Options issued under this Plan shall expire if not exercised by the date ten years after the date the options are issued.

         5.       Exercise Price.

         The exercise price per share of options issued under this Plan shall be the fair market value of a share of common stock of the Bank on the date the options are issued as determined by the Board of Directors of the Bank; provided, however, that such fair market value shall be no less than the per share price paid in the stock transfer most recently preceding the Effective Date to the extent the Bank is given notice of the price paid in such transaction and to the extent such transaction occurred within one month of the Effective Date.

         6.       Recapitalization.

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         Appropriate adjustments shall be made in the number of shares and in the option price per share to give effect to adjustments made in the number of shares of common stock of the Bank through a recapitalization, reclassification, combination, stock dividend, stock split or other relative change.

         7.       Transfer of Options.

         No option issued under this Plan may be assigned or transferred, except for transfers by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)(1) of the Internal Revenue Code, or any successor provision.

         8.       Manner of Exercise.

         An option must be exercised for cash. An option may be exercised for any lesser number of shares than the full amount for which it could be exercised, and any partial exercise shall not affect the right to exercise the option for the remaining shares.

         9.       Termination.

         This Plan shall terminate automatically in the event that this Plan is not approved by the holders of two-thirds (2/3) of the outstanding shares of voting stock of the Bank at the 1998 annual meeting of shareholders of the Bank or any postponements or adjournments thereof or if this Plan is not approved by the Commissioner. Upon issuance of all options under this Plan, the Plan will terminate.

         10.      Common Shares Subject to Plan.

         The total number of shares that may be made subject to options granted under this Plan shall not exceed 66,000. In the event that on the Effective Date, there are more than 15 directors of the Bank, the number of shares subject to an option granted under this Plan shall be reduced pro rata.

         11.      Amendment.

         The Board of Directors of the Bank may, at any time, amend this Plan. However, the Board of Directors may not amend this Plan (i) to materially increase the benefits accruing to participants, (ii) to increase the number of securities issuable under the Plan, (iii) change the class of individuals eligible to receive options, or (iv) otherwise materially modify the requirements for eligibility. The Board of Directors may also modify the terms and conditions of any outstanding options to the same extent. Notwithstanding the foregoing, no action may be taken that would alter or impair any rights or obligations under any outstanding option without the consent of the holder of the option.

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